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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-54637, 33-57499, 33-59153, and No. 333-00535)
and in the Registration Statement on Form S-3 (No. 333-42829) of our report dated January 20, 1998, except as to Note 9, which is as of March 6, 1998, appearing on page 42 of Cypress Semiconductor Corporation Annual Report on Form 10-K for the year ended December 29, 1997.



Price Waterhouse LLP
San Jose, California
March 27, 1998


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